Exhibit 99.1

LookSmart Reports Third Quarter 2008 Results

SAN FRANCISCO, November 3, 2008—LookSmart, Ltd. (NASDAQ: LOOK), an online search advertising network solutions company, today announced financial results for the third quarter ended September 30, 2008.

Revenues for the third quarter of 2008 were $15.4 million, a 37% increase from $11.3 million in the third quarter of 2007 and a 10% decrease from $17.1 million in the second quarter of 2008. Net loss for the third quarter of 2008 was $1.6 million, or ($0.10) per share based on approximately 17.1 million weighted average shares outstanding, which includes $211 thousand of severance expense. This is compared to a net loss of $4.3 million, or ($0.19) per share based on approximately 22.9 million weighted average shares outstanding in the third quarter of 2007 which included $2.3 million of restructuring, severance and asset impairment charges. Net loss for the second quarter of 2008 was $176 thousand, or ($0.01) per share based on 17.0 million weighted average shares outstanding.

During the first quarter of 2008, the Company classified certain consumer assets as Assets Held for Sale on the Consolidated Balance Sheet. The results for the current and prior periods exclude these certain consumer assets which are accounted for in discontinued operations.

Loss from continuing operations for the third quarter of 2008 was $1.6 million compared to a loss from continuing operations in the third quarter of 2007 of $2.9 million. Loss from continuing operations for the second quarter of 2008 was $40 thousand.

“We are satisfied to have delivered third quarter revenue growth of approximately 37% compared to the prior year period,” commented Ted West, President and Chief Executive Officer. “We remain confident in LookSmart’s value proposition and competitive positioning within the search advertising networks marketplace, particularly in light of the challenging economic and consumer environment. We believe search advertising will prove increasingly relevant, and particularly cost-effective, as advertisers seek performance-based advertising leads and consumers search more aggressively for value on the web. During the third quarter, LookSmart took actions aimed at further streamlining and focusing the organization on search advertising networks, with a keen focus on network quality enhancement, while making several strategic investments in our brand, product offerings, and network infrastructure to position LookSmart for future growth. While the investments made during the third quarter affected our profitability, we are confident that, through the actions taken, we are creating a stronger business platform built for economic recovery and longevity.”

Revenues from the Company’s Advertiser Network were $13.9 million in the third quarter of 2008, an increase of 39% from $10.0 million in the third quarter of 2007. Revenues from the Company’s Publisher Solutions were $1.5 million in the third quarter of 2008, an increase of 15% from $1.3 million in the third quarter of 2007.

Gross margins from continuing operations were 40% in the third quarter of 2008 versus 44% in the third quarter of 2007 primarily due to higher traffic acquisition costs (TAC). During the third quarter of 2008, the Company continued to manage TAC slightly higher in order to enhance network search query quality and to drive higher advertising revenues and profit contribution in the Advertiser Network. Gross margins from continuing operations for the second quarter of 2008 were 40%.

Total operating expenses in the third quarter of 2008 were $8.1 million, which included $0.7 million of non-cash, share-based compensation charges and $0.2 million of severance expense. In addition, the Company incurred costs related to the development of a new corporate brand and the vertical managed network strategy. Operating expenses for the third quarter of 2007 were $8.4 million, which included $0.6 million of non-cash, share-based compensation charges, $0.2 million of restructuring costs related to a reduction in workforce, and $0.5 million of severance expense. Operating expenses for the second quarter of 2008 were $7.1 million, which included $0.5 million of non-cash, share-based compensation charges.

On a non-GAAP basis, for the third quarter of 2008, Adjusted EBITDA (net loss before interest income, net, taxes, depreciation and amortization excluding stock based compensation charges and loss from discontinued operations) was a loss of $444 thousand compared to an Adjusted EBITDA loss of $2.3 million in the third quarter of 2007.

An explanation of LookSmart’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures and reconciliation between GAAP and non-GAAP measures where appropriate, is included later in this release.

Capital expenditures, including capitalization of internally developed software, in the third quarter of 2008 remained constant from the prior quarter at $1.2 million, and increased $0.7 million from $0.5 million in the third quarter of 2007. During the third quarter of both 2008 and 2007, the Company purchased no intangible assets. Depreciation and amortization from continuing operations was $0.8 million in the third quarter of 2008 compared to $1.2 million in the third quarter of 2007.

The Company ended the quarter with approximately $30.0 million in cash, cash equivalents, and investments, a decrease of approximately $4.4 million from approximately $34.4 million on June 30, 2008. The decrease in cash was primarily due to the loss from operations generated in the third quarter of 2008, and to the timing of accounts receivable collection. On a per share basis the Company’s cash balance was $1.76 as of September 30, 2008.

Q3 2008 Key Metrics Performance

•

Total paid clicks increased to approximately 184 million for the third quarter of 2008 compared to approximately 83 million for the third quarter of 2007 and 195 million for the second quarter of 2008.

•

Average revenue per click (RPC) for the third quarter of 2008 was approximately $0.08, a decrease from approximately $0.12 in the third quarter of 2007, and consistent with the second quarter of 2008 at approximately $0.08. The change reflects a shift in the segment composition of and channels to reach search advertising network customers.

•	Traffic acquisition costs (TAC) of 62.5% for LookSmart's Ad Network increased from the 59.0% rate in the third quarter of 2007, and increased from the 61.9% rate in the second quarter of 2008.

Pursuant to the Company’s stock repurchase program, the Company did not repurchase any additional shares of its common stock during the second and third quarters of 2008. As such, the Company currently has $2.2 million authorized for share repurchase through the open market at the prevailing market price or in privately negotiated transactions.

The number of shares of common stock outstanding at the end of the third quarter of 2008 was 17,040,259.

Conference Call

LookSmart will host a conference call today at 5:00 p.m. ET to discuss its financial results. To listen to the call from the US, dial 1-800-762-8779; from outside the US, dial 1-480-248-5081. A telephonic replay of the call will be available until Monday, November 17, 2008, 11:59 pm ET. To access the replay from the US, dial 1-800-406-7325 and enter passcode 3930307, from outside the US, dial 1-303-590-3030 and enter passcode 3930307. The call will also be available live by webcast on LookSmart's Investor Relations website at http://www.shareholder.com/looksmart/.

About LookSmart, Ltd.

LookSmart is an online search advertising and technology solutions company that provides performance solutions for online advertisers and publishers. LookSmart offers advertisers targeted, pay-per-click (PPC) search advertising and contextual search advertising via its Advertiser Networks; and an Ad Center platform for customizable private-label advertiser solutions for online publishers. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com or call 415-348-7500.

GAAP to Non-GAAP Reconciliation

When evaluating Adjusted EBITDA, investors should consider, among other factors, (i) increasing or decreasing trends in Adjusted EBITDA, and (ii) how Adjusted EBITDA compares to levels of interest expense, taxes and depreciation and amortization. We provide a reconciliation of Adjusted EBITDA to GAAP net income (loss).

	Quarter Ended September 30, 2008 (unaudited)	Quarter Ended June 30, 2008 (unaudited)	Quarter Ended September 30, 2007 (unaudited)
Net loss	$(1,645)	$(176)	$(4,319)
Add: taxes	7	7	—
Less: interest income, net	(239)	(247)	(489)
Add: loss from discontinued operations	5	136	1,420
Add: continuing operations depreciation and amortization	759	754	452

EBITDA	(1,127)	474	(2,936)
Add: continuing operations stock based compensation, net	683	559	594

Adjusted EBITDA	$(444)	$1,033	$(2,342)

Use of Non-GAAP Measures

LookSmart provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that LookSmart’s management evaluates those operations. Non-GAAP Adjusted EBITDA is a supplemental measure of LookSmart’s performance that is not required by, and is not presented in accordance with, generally accepted accounting principles (GAAP). The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. LookSmart believes that this non-GAAP information provides useful information to investors by excluding the effect of some non-cash expenses and other amounts that are required to be recorded under GAAP but that LookSmart believes are not indicative of LookSmart’s cash-based operating results.

LookSmart’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the cash costs of those business operations (distinct from non-cash costs of operations). Therefore, management presents the non-GAAP financial measure Adjusted EBITDA, along with GAAP measures, in this earnings release by excluding these non-cash items from the period expenses. A limitation associated with this non-GAAP measure is that it does not include stock-based compensation expense related to our workforce nor interest, taxes, depreciation and amortization amounts related to our business operations. Adjusted EBITDA line items involved in the adjustment from GAAP to non-GAAP presentation in this earnings release are the following items that include equity-based compensation charges (1) operating expenses, research and development; (2) operating expenses, selling and marketing; and (3) operating expenses, general and administrative. These items in turn affect (1) total costs and expenses; (2) operating income/loss; (3) income before income taxes; (4) net loss, and (5) basic earnings per share.

For the non-GAAP financial measure Adjusted EBITDA, the adjustment provides management with information about LookSmart’s underlying cash-based operating performance that enables comparison of its cash-based financial results in different reporting periods. Additionally, our management uses Adjusted EBITDA as a supplemental measure in the evaluation of our business, and believes that Adjusted EBITDA provides visibility into our ability to meet our future capital expenditures and working capital requirements.

LookSmart’s management excludes the impact of equity-based compensation to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by LookSmart. LookSmart’s management also excludes the impact of equity-based compensation to help it compare current period cash operating expenses against the operating expenses for prior periods. LookSmart’s management excludes the impact of discontinued operations to help it compare current profitability from continuing operations against the profitability of continuing operations for prior periods.

Management uses non-GAAP measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin. Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available to investors, in addition to the GAAP information, helps investors compare LookSmart’s performance with the performance of other companies in our industry, which use similar financial measures to supplement their GAAP financial information.

As stated above, management recognizes that the use of non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Because other companies, including companies similar to LookSmart, may calculate their non-GAAP earnings differently than LookSmart, non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing this non-GAAP financial information, in addition to the GAAP information, facilitates comparison of LookSmart’s financial performance on a cash basis over time. LookSmart has provided non-GAAP results to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate LookSmart’s cash-based operating performance in the same way that management does.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our business prospects. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that we may be unable to gain or maintain customer acceptance of our publisher solutions or ad backfill products, that existing and potential customers for our products may opt to work with, or favor the products of, others due to more favorable products or pricing terms, limitations on or our inability to retain and grow our ad and customer base, and limitations on or our inability to enhance our products. Additional risks that could cause actual results to differ materially from those projected are discussed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

NOTE: “LookSmart” is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

SOURCE: LookSmart, Ltd.

Ted West, Chief Executive Officer and President

415-348-7500

twest@looksmart.net

Steve Markowski, Chief Financial Officer

415-348-7206

smarkowski@looksmart.net

ICR, Inc.

Laura Foster

310-954-1100

laura.foster@icrinc.com

Exhibit A

LOOKSMART, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$11,824	$35,743
Short-term investments	17,148	20,464

Total cash, cash equivalents and short-term investments	28,972	56,207
Trade accounts receivable, net	9,935	5,183
Prepaid expenses	778	638
Other current assets	411	1,628

Total current assets	40,096	63,656
Long-term investments	1,017	—
Property and equipment, net	3,228	3,401
Capitalized software and other assets, net	2,242	2,693
Intangible assets, net	306	247
Goodwill	9,810	10,296
Assets held for sale	1,010	—

Total assets	$57,709	$80,293

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$3,915	$3,407
Accrued expenses and other accrued liabilities	5,959	8,437
Deferred revenue and customer deposits	1,657	1,596
Current portion of long term liabilities	1,939	1,621

Total current liabilities	13,470	15,061
Long-term debt and capital lease obligations, net of current portion	1,414	770
Lease restructuring and other long-term liabilities, net of current portion	533	1,507

Total liabilities	15,417	17,338
Commitment and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; Authorized: 5,000 at September 30, 2008 and December 31, 2007; Issued and Outstanding: none at September 30, 2008 and December 31, 2007	—	—
Common stock, $0.001 par value; Authorized: 200,000 at September 30, 2008 and December 31, 2007; Issued and Outstanding 17,040 and 22,925 at September 30, 2008 and December 31, 2007, respectively	17	23
Additional paid-in capital	258,750	276,964
Other equity	(122)	12
Accumulated deficit	(216,353)	(214,044)

Total stockholders’ equity	42,292	62,955

Total liabilities and stockholders’ equity	$57,709	$80,293

LOOKSMART, LTD.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenue	$15,423	$11,287	$50,059	$36,703
Cost of revenues	9,239	6,298	29,715	20,371

Gross profit	6,184	4,989	20,344	16,332
Operating expenses:
Sales and marketing	2,395	1,880	6,605	6,232
Product development	2,865	3,076	8,603	9,114
General and administrative	2,599	3,197	7,833	9,110
Restructuring charges	211	224	76	224

Total operating expenses	8,070	8,377	23,117	24,680

Loss from operations	(1,886)	(3,388)	(2,773)	(8,348)
Non-operating income, net	239	489	919	1,522

Loss from continuing operations before income taxes	(1,647)	(2,899)	(1,854)	(6,826)
Income tax expense (credit)	(7)	—	7	6

Loss from continuing operations	(1,640)	(2,899)	(1,861)	(6,832)
Loss from discontinued operations, net of tax	(5)	(1,420)	(448)	(2,980)

Net loss	$(1,645)	$(4,319)	$(2,309)	$(9,812)

Net income (loss) per share - Basic and Diluted
Loss from continuing operations	$(0.10)	$(0.13)	$(0.10)	$(0.30)
Loss from discontinued operations, net of tax	—	(0.06)	(0.03)	(0.13)

Net loss per share	$(0.10)	$(0.19)	$(0.13)	$(0.43)

Weighted average shares outstanding used in computing basic and diluted net loss per share	17,056	22,913	18,251	22,899